UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2008

(Exact name of registrant as specified in its charter)

Florida	000-1415277	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2008, the shareholders of 1st United Bancorp, Inc. (“the Company”) approved the 1st United Bancorp, Inc. 2008 Incentive Plan (the “2008 Plan”). The 2008 Plan had previously been approved by the Company’s Board of Directors, subject to shareholder approval.

The 2008 Plan, which is administered by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”), permits the Company to grant to the Company’s employees, officers, and directors awards based on shares of the Company’s common stock, including stock options, restricted stock, phantom stock units, stock appreciation rights, performance share units, and other stock-based awards.

The maximum number of shares of the Company’s common stock that may be issued under the 2008 Plan is five percent (5%) of the shares of the Company’s common stock outstanding from time to time. The maximum number of shares of common stock for which stock options may be granted to any person in any calendar year and the maximum number of shares of common stock subject to stock appreciation rights granted to any person in any calendar year is 750,000. The maximum number of shares subject to other awards granted to any person in any calendar year is 500,000 and the maximum amount payable to any person in any calendar year under cash awards is $1,500,000. The 2008 Plan has a term of ten years.

As a result of the approval of the 2008 Plan, the Company will not make any further grants under the existing Officers’ and Employees’ Stock Option Plan dated April 9, 2003.

A copy of the 2008 Plan is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statement and Exhibits.

(d)	Exhibits.

Item No.	Description of Exhibit

10.1	2008 Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date:	May 30, 2008	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	2008 Incentive Plan